Creation Date Thu Mar  4, 1999  03:23 PM                            Page    1
CMB96A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 37 Beginning Date                     02/01/1999
Due Period 37 End Date                           02/28/1999
Determination Date                               03/10/1999
Remittance Date                                  03/15/1999


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 11.6631009634

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 0.6735162554

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 190,950.12
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.1295223586

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,741,279.76
      B. From Current Period                                     $ 3,823,339.25
      C. Change in Amount Between Periods (Lines B - A)             $ 82,059.49

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 211,945,653.98
      B. Initial Certificate Balance                         $ 1,474,263,764.33
      C. Pool Factor (Lines A / B)                               0.143763727433

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 11,457,007.06
      B. Available Cash Collateral Amount Percentage            5.000000001964%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 11,457,007.06
      B. For the Next Collection Period                         $ 11,056,978.23